EXHIBIT 10.1

GLOSSARY

Set forth below are the meanings of certain terms defined as they are used in this Annual Report on Form 20-F:

ADSL (Asymmetrical Digital Subscriber Line) means an Internet and network access technology providing speeds of up to 50 times standard phone line Internet access.

ASP (Application Solutions Provider) means an e-commerce provider of business solutions via the Internet, including application hosting and remote access services.

ATM (Asynchronous Transfer Mode) means a data services technology which allows the transmittal of many small, fixed-sized cells of data at very high-speeds.

Broadband means a network capable of transporting voice, data and IP services at higher capacities than traditional telephone networks.

CLEC (Competitive Local Exchange Carrier) means a CRTC authorized provider of telecommunications services in Canada.

CRTC (Canadian Radio-television and Telecommunications Commission) means the governmental body in Canada which oversees the regulation of the telecommunications industry.

DSL (Digital Subscriber Line) means a family of evolving digital services provided over local switched telephone networks generally associated with high-speed Internet services.

Equal Ease of Access means interconnection with ILEC toll offices in a manner which is equivalent to long distance service provided by an ILEC (i.e., with no requirement for extra dialling by the subscriber).

FCC (Federal Communications Commission), means an independent agency of the United States (U.S.) federal government charged under the Communications Act of 1934, as amended, and the Telecommunications Act (U.S.) (collectively “the Communications Act”).

IFL means International Facilities Licence.

ILEC (Incumbent Local Exchange Carrier) means one of the telecommunications providers in Canada which operated prior to the deregulation of the long distance market in 1992, in respect of the geographic market in which the carrier then provided telecommunications services.

Incumbent means former monopoly phone companies (those Canadian telecommunications companies which were members of the alliance known as Stentor, prior to its break-up).

IP Network means an infrastructure dedicated to the transport, routing and management of Internet protocol data.

IP-VPN (Internet Protocol — Virtual Private Network) means a service used to connect branch offices and remote workers over a single provider’s IP network or through several networks (the Internet). Data traverses a public data infrastructure, but offers the appearance, functionality and usefulness of a dedicated network.

IRU (Indefeasible Right of Use) means a long-term right to use a fibre optic facility, including a right to use underlying rights and support structures.

IXCs means Interexchange Carriers.

LAN (Local Area Network) means a short distance data communications network (typically within a building or campus) used to link together computers and peripheral devices under some form of standard protocol.

LEC (Local Exchange Carrier) means a telecommunications company offering local services.

LMCS (Local Multi-point Communications System) means a line-of-sight broadband wireless service capable of carrying basic and advanced communications services.

LNP means Local Number Portability.

Local Services means the Canadian local telephone services, including local network services (such as dial tone, enhanced calling features and data services), network access services and other services (such as the publication of telephone directories).

MAN means operational Metro Area Network.

MNS (Managed Network Services) means the outsourcing to a telecommunications provider of certain complex hosting solutions including enterprise network monitoring, network security and network architecture, design and implementation.

NAS means Network Access Service.

PCS (Personal Communications Service) means a low-powered wireless communications technology similar to cellular.

PUCs (Public Utilities Commissions) means Telecommunications services providers in the United States who are also regulated at the state level by state public utilities commissions and/or other authorities.

SME (Small and Medium-sized Enterprise) means businesses ranging in size from 5 to 500 employees, requiring a range of communications products.

SOHO (Small Office, Home Office) means the customer segment made up of businesses with fewer than 10 employees requiring unique communications solutions.

SONET (Synchronous Optical Network) means an international standard for transmitting digital signals over fibre optic networks.

Stentor means Stentor Canadian Network Management, an organization formed by the nine major provincial and regional Canadian telephone companies, and Telesat Canada, the monopoly provider of satellite broadcasts in Canada.

TLS (Transparent LAN Service) means a service that provides connectivity between a company’s remote LANs without the need for conversion of LAN data to a different Wide Area Network protocol (such as frame relay). All users appear to be on the same LAN regardless of their location.

TSR means Total Subsidy Requirement.